UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2017

Ecology and Environment, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	1-9065	16-0971022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

368 Pleasant View Drive Lancaster, New York	14086
(Address of principal executive offices)	(Zip Code)

(716) 684-8060

(Registrant’s telephone number, including area code

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 19, 2017, Ecology and Environment, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Mill Road Capital II, L.P. and certain of its affiliates (collectively, “Mill Road”), which as of the date hereof have an aggregate ownership of 15.43% of the outstanding Class A shares of the Company’s common stock (“Class A Common Stock”), regarding the membership and composition of the Company’s board of directors (the “Board”).

Pursuant to the Agreement, the Company agreed to take all actions necessary to assure the elections of Justin C. Jacobs and Michael El-Hillow, as Class A Directors of the Company at the 2017 Annual Meeting of Shareholders that was held on April 20, 2017, maintaining the total size of the Board at seven directors. The Agreement further provides that Mr. El Hillow will be appointed to the Board’s audit committee, and Mr. Jacobs will be appointed to the Board’s governance, nominating and compensation committee.

Under the terms of the Agreement, until at least forty-five days prior to the beginning of the period during which shareholders may submit to the Company candidates for election to the Board at the 2018 Annual Meeting of Shareholders, at which time the Company or Mill Road may terminate the Agreement, Mill Road agreed not to, among other things, (i) nominate or recommend persons for election or solicit proxies regarding any matter to come before any meeting of shareholders, including the election or removal of directors, (ii) obtain or propose to obtain more than an aggregate of 17.5% of the Class A Common Stock, (iii) enter into a voting agreement or “group” with other shareholders of the Company, (iv) seek to amend any provision of the Company’s governing documents, or (v) make any proposals, or solicit any third party to make any proposals, related to any merger, acquisition, recapitalization, or other business combination involving the Company and Mill Road and/or the Company and any third party. Mill Road also agreed to vote all shares of Class A Common Stock beneficially owned by it in accordance with the Board’s recommendations at any meeting of shareholders that takes place before the termination of the Agreement if both Class A Directors voted as directors in favor of such recommended action.

The foregoing summary of the Agreement or any of the terms therein does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Settlement Agreement, dated as of April 19, 2017, among Ecology and Environment, Inc., Mill Road Capital II, L.P. and the other parties set forth in the Settlement Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY AND ENVIRONMENT, INC.
By:	/s/ Ronald L. Frank
Name:	Ronald L. Frank
Title:	Executive Vice President and Secretary

Date: April 25, 2017

Exhibit Index

Exhibit Number	Description

10.1	Settlement Agreement, dated as of April 19, 2017, among Ecology and Environment, Inc., Mill Road Capital II, L.P. and the other parties set forth in the Settlement Agreement